EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACTS: J. Eric Bjornholt -- CFO..... (480) 792-7804 Gordon W. Parnell -- Vice President of Business Development and Investor Relations.....(480) 792-7374

MICROCHIP TECHNOLOGY ANNOUNCES
RECORD NET SALES

▪	RECORD NET SALES OF $416 MILLION

▪
ON A NON-GAAP BASIS: GROSS MARGINS OF 56.0%; OPERATING INCOME OF $105.6 MILLION; NET INCOME OF $84.5 MILLION; AND EPS OF 41 CENTS PER DILUTED SHARE. THE FIRST CALL PUBLISHED ESTIMATE FOR NON-GAAP EPS WAS 39 CENTS.

▪	ON A GAAP BASIS: GROSS MARGINS OF 48.2%; OPERATING INCOME OF $17.4 MILLION; NET INCOME OF $10.2 MILLION; AND EPS OF 5 CENTS PER DILUTED SHARE. THERE WAS NO PUBLISHED FIRST CALL ESTIMATE FOR GAAP EPS.

▪	RECORD NET SALES FOR MICROCONTROLLERS

▪	RECORD NET SALES OF 16-BIT MICROCONTROLLERS, 32-BIT MICROCONTROLLERS AND ANALOG PRODUCTS

▪	LICENSING NET SALES OF $21.3 MILLION, UP 6% SEQUENTIALLY

CHANDLER, Arizona – February 7, 2013 – (NASDAQ: MCHP) – Microchip Technology Incorporated, a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, today reported results for the three months ended December 31, 2012 as summarized in the following table:

(in millions, except earnings per diluted share and percentages)	Three Months Ended December 31, 2012
	GAAP[1]	% of Net Sales	Non- GAAP	% of Net Sales
Net Sales	$416.0		$416.0
Gross Margin	$200.4	48.2%	$233.1	56.0%
Operating Income	$17.4	4.2%	$105.6	25.4%
Other Expense	$7.7		$5.6
Income Tax Provision (Benefit)	($0.5)		$15.5
Net Income	$10.2	2.4%	$84.5	20.3%
Earnings per Diluted Share	5 cents		41 cents
1See the “Use of Non-GAAP Financial Measures” section of this release.
Consolidated GAAP net sales for the third quarter of fiscal 2013 were a record $416 million, up 8.5% sequentially from net sales of $383.3 million in the immediately preceding quarter, and up 26.4% from net sales of $329.2 million in the prior year’s third fiscal quarter. Consolidated GAAP net income for the third quarter of fiscal 2013
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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480-792-7200 FAX 480-899-9210

Microchip Technology Reports
Third Quarter Fiscal 2013
Financial Results

was $10.2 million, or five cents per diluted share, up from a GAAP net loss of $21.2 million, or 11 cents per diluted share, in the immediately preceding quarter, and down from GAAP net income of $77.5 million, or 38 cents per diluted share, in the prior year’s third fiscal quarter. The GAAP results were negatively impacted by the expenses associated with our acquisition activities as more fully described later in this release.

Consolidated non-GAAP net sales for the third quarter of fiscal 2013 were a record $416 million, up 2.0% sequentially from non-GAAP net sales of $407.8 million in the immediately preceding quarter, and up 26.4% from non-GAAP net sales of $329.2 million in the prior year’s third fiscal quarter. Consolidated non-GAAP net income for the third quarter of fiscal 2013 was $84.5 million, or 41 cents per diluted share, down 13.5% from non-GAAP net income of $97.7 million, or 48 cents per diluted share, in the immediately preceding quarter, and down 1.1% from non-GAAP net income of $85.4 million, or 42 cents per diluted share, in the prior year’s third fiscal quarter. For the third quarters of fiscal 2013 and fiscal 2012, our non-GAAP results exclude the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, restructuring costs, earn out adjustments and legal and other general and administrative expenses associated with acquisitions), and non-cash interest expense on our convertible debentures. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip also announced today that its Board of Directors declared a quarterly cash dividend on its common stock of 35.3 cents per share. The quarterly dividend is payable on March 7, 2013 to stockholders of record on February 21, 2013.

“We were pleased with our execution in the December quarter despite a very challenging macroeconomic environment,” said Steve Sanghi, President and CEO. “Our net sales, gross margin, operating expenses and earnings per share were all better than the mid-point of our guidance given on November 8, 2012.”

Mr. Sanghi added, “We achieved an all-time record in net sales of $416 million in the December quarter. Net sales of microcontroller products were up 1.8% sequentially at $266 million, while achieving record sales for 16-bit as well as 32-bit microcontrollers thus exemplifying our continued strength in this market.”

“Our 16-bit microcontroller business was up 12.6% sequentially in the December quarter, achieving a new record for revenue,” said Ganesh Moorthy, Chief Operating Officer. “We continue to expand the breadth of the 16-bit solutions we are offering, and customers we are serving, as we continue to gain share in this market.”

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Microchip Technology Reports
Third Quarter Fiscal 2013
Financial Results

Mr. Moorthy continued, “Our 32-bit microcontroller revenue was up 17.4% sequentially in the December quarter, also achieving a new record. We are continuing to win new designs and expanding into new applications to enable further growth in revenue and market share.”

Mr. Moorthy concluded, “Our analog revenue grew 7.7% sequentially in the December quarter to achieve a new record, and our analog business continues to perform exceptionally well. Analog revenue represented 22.4% of Microchip’s overall revenue in the December quarter, the highest proportion of our revenue ever.”

Eric Bjornholt, Microchip’s Chief Financial Officer, said, “We made good progress in reducing our inventory position in the December quarter. The actions that we implemented to reduce factory output in the December quarter are bringing inventory levels down and we expect to make further progress in the March quarter.”

Mr. Bjornholt added, “We had strong free cash flow generation in the December quarter at $123.2 million prior to our dividend payment of $68.7 million. We ended the quarter with $1.77 billion in cash and investments on the balance sheet.”

Mr. Sanghi concluded, “The March quarter has the seasonal effect of the Chinese New Year. However, we are starting to see exceptionally strong bookings and expedite activity in our business driven by solid demand and a robust design win pipeline. We believe the December quarter was the bottom of this cycle for Microchip, and we expect our total net sales in the March quarter to be up between one and four percent sequentially.”

Microchip’s Recent Highlights:

•
Microchip introduced the world’s first electrical-field-based 3D gesture controller, featuring its patented GestIC® technology, which enables the next dimension in intuitive, gesture-based, non-contact and mobile-friendly 3D user interfaces for a broad range of end products. The configurable MGC3130 3D gesture controller provides low-power, precise, fast and robust hand position tracking, along with free-space gesture recognition.

•
Continuing its string of recent innovations, Microchip launched the world’s first analog-based power management controller with an integrated MCU, for flexible, efficient power conversion. This followed announcements of a high-voltage analog buck PWM controller with integrated MOSFET drivers, and Microchip’s first family of high-speed, low figure-of-merit MOSFETs. Together, these new offerings

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Microchip Technology Reports
Third Quarter Fiscal 2013
Financial Results

represent a major expansion of Microchip’s mid-voltage controller and MOSFET portfolio, providing a host of industry-leading options to the designers of DC/DC power-conversion applications.

•
In the 32-bit microcontroller arena, Microchip boosted performance by 25%, on its low-cost, small-package PIC32 MX1/MX2 series. These feature-packed MCUs include I2S for audio applications, along with capacitive touch and USB OTG. To enable cost-effective multitouch displays, Microchip also introduced the PIC32 GUI Development Board with Projected-Capacitive Touch. This board demonstrates how the high-performance PIC32 eliminates the cost and complexity of an external graphics controller.

•
The Company also announced the expansion of its mTouch™ Sensing Solutions portfolio, with four turnkey controllers for multitouch projected-capacitive touchscreens and touchpads, proximity detection, and haptic touch feedback.

•
On the wireless front, Microchip launched the world’s first wireless-audio solution for iOS, Android™, Windows® 8 and Mac®—the new JukeBlox® 3.2 platform and software development kit. This platform expansion added seamless integration of cloud-based music services and simultaneous Wi-Fi® audio streaming to multiple home-audio products.

•
Microchip also introduced a Bluetooth® module for streaming audio. This pre-certified module builds on the portfolio’s data capabilities with added support for streaming music and voice, while maintaining low power consumption and a small form factor.

•	The Company’s industry-leading memory catalog continued its steady expansion, with three new SPI SuperFlash® memory devices that feature low power consumption and an extended operating-voltage range.

•
The industry continued to recognize Microchip’s technology leadership and innovation, in the form of prestigious annual awards from top publications. EDN Magazine named six of Microchip’s products to its 2012 Hot 100 list, across five categories. Included in that list was the brand-new GestIC® Technology, which was also selected by Electronic Design Magazine for their 2012 “Best of” awards, in the Digital category. The readers of ECN Magazine chose Microchip’s JukeBlox Wireless Audio Platform for a Readers Choice Tech Award, in the “Boards & Modules” category. Finally, Microchip’s 8-bit PIC® MCUs with Configurable Logic were named finalists by the editors of Design News Magazine, in their Golden Mousetrap Awards.

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Microchip Technology Reports
Third Quarter Fiscal 2013
Financial Results

Fourth Quarter Fiscal Year 2013 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Microchip Consolidated Guidance
	GAAP	Non-GAAP Adjustments	Non-GAAP[1]

Net Sales	$420.2 to $432.7 million		$420.2 to $432.7 million
Gross Margin[2]	55.0% to 55.5%	$3.1 to $3.3 million	55.75% to 56.25%
Operating Expenses[2]	42.25% to 43.25%	$54.6 to $56.3 million	29.25% to 30.25%
Other Expense	$6.7 million	$2.1 million	$4.6 million
Income Tax Expense	$4.9 to $6.1 million	$3.8 to $3.9 million	$8.7 to $10.0 million
Net Income	$37.7 to $44.5 million	$56.1 to $57.7 million	$93.8 to $102.2 million
Diluted Common Shares Outstanding[3]	Approximately 209 million shares	Approximately 0.3 million shares	Approximately 208.7 million shares
Earnings per Diluted Share	18 to 21 cents	27 to 28 cents	45 to 49 cents

[1]	See the “Use of Non-GAAP Financial Measures” section of this release.

[2]	Earnings per share have been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

[3]	See Footnote 2 under the “Use of Non-GAAP Financial Measures” section of this release.

•
Microchip’s inventory days at March 31, 2013 are expected to be about 123 to 129 days. Our inventory position enables us to continue to service our customers with very short lead times while allowing us to control future capital expenditures. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

•
Capital expenditures for the quarter ending March 31, 2013 are expected to be approximately $24 million. Capital expenditures for all of fiscal year 2013 are anticipated to be approximately $60 million. We are continuing to take actions to selectively invest in the equipment needed to support the expected growth of our new products and technologies.

•	We expect net cash generation during the March quarter of approximately $110 million to $130 million prior to the dividend payment and our acquisition related activities.

•
Included in the GAAP and non-GAAP income tax expense guidance for the quarter ended March 31, 2013 is a $5.6 million favorable impact from the retroactive reinstatement of the Research and Experimentation Tax Credit.

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Third Quarter Fiscal 2013
Financial Results

[1]
Use of Non-GAAP Financial Measures: Our Non-GAAP adjustments, where applicable, include the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, restructuring costs, severance costs, earn-out adjustments and legal and other general and administrative expenses associated with acquisitions), losses on equity securities, legal settlements, and non-cash interest expense on our convertible debentures, the related income tax implications of these items and nonrecurring tax events.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. The value of our equity securities varies in amount from period to period and is affected by fluctuations in the market prices of such securities that we cannot predict and are not within the control of management. The non-GAAP adjustments related to the impact of our acquisitions, legal settlements, nonrecurring tax events and a portion of our interest expense related to our convertible debentures are either non-cash expenses or non-recurring expenses related to such transactions. Accordingly, management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP net sales, non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP other expense, net, non-GAAP income tax/tax rate, non-GAAP net income, and non-GAAP diluted earnings per share which exclude the items noted in the immediately preceding paragraph, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses these non-GAAP measures to manage and assess the profitability of its business. Specifically, we do not consider such items when developing and monitoring our budgets and spending. As described above, the economic substance behind our decision to exclude such items

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Financial Results

relates either to these charges being non-cash in nature, or to the one-time nature of the events, or in the case of distributor inventory acquired in an acquisition being recognized as net sales for non-GAAP purposes on sell-through to provide comparability between periods for the results of the acquired company, or in the case of our equity securities, because such item is difficult to predict and not within the control of management. Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

[2]
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the actual exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading “Supplemental Financial Information”), and the repurchase or the issuance of stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the March 2013 quarter of $35 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).

[3]
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, analog products and memory products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands except per share amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net sales	$416,047	$329,156	$1,151,479	$1,044,265
Cost of sales	215,619	143,668	552,059	440,617
Gross profit	200,428	185,488	599,420	603,648

Operating expenses:
Research and development	71,377	44,256	184,285	134,937
Selling, general and administrative	69,368	51,087	196,727	158,603
Amortization of acquired intangible assets	39,711	2,678	71,615	8,161
Special charges (income)	2,559	(660)	24,953	(660)
	183,015	97,361	477,580	301,041

Operating income	17,413	88,127	121,840	302,607
(Losses) gains on equity method investments	(229)	14	(382)	(60)
Other expense, net	(7,492)	(4,464)	(18,783)	(14,774)

Income before income taxes	9,692	83,677	102,675	287,773
Income tax (benefit) provision	(481)	6,188	34,976	31,704

Net income	$10,173	$77,489	$67,699	$256,069

Basic net income per common share	$0.05	$0.40	$0.35	$1.34
Diluted net income per common share	$0.05	$0.38	$0.33	$1.26

Basic common shares outstanding	194,958	191,640	194,157	190,854
Diluted common shares outstanding	204,405	203,291	204,553	202,686

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

ASSETS

	December 31,	March 31,
	2012	2012
	(Unaudited)
Cash and short-term investments	$1,622,303	$1,459,009
Accounts receivable, net	177,502	170,201
Inventories	261,594	217,278
Other current assets	235,184	169,373
Total current assets	2,296,583	2,015,861

Property, plant & equipment, net	522,737	516,611
Long-term investments	149,662	328,586
Other assets	874,542	222,718

Total assets	$3,843,524	$3,083,776

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and other current liabilities	$173,668	$139,164
Deferred income on shipments to distributors	122,611	108,709
Total current liabilities	296,279	247,873

Long-term line of credit	610,000	-
Convertible debentures	361,409	355,050
Long-term income tax payable	181,418	70,490
Deferred tax liability	445,492	411,368
Other long-term liabilities	21,840	8,322

Stockholders’ equity	1,927,086	1,990,673

Total liabilities and stockholders’ equity	$3,843,524	$3,083,776

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands except per share amounts and percentages)
(Unaudited)

RECONCILIATION OF GAAP NET SALES TO NON-GAAP NET SALES

	Three Months Ended December 31,		Nine Months Ended December 31,

	2012	2011	2012	2011
Net sales, as reported	$416,047	$329,156	$1,151,479	$1,044,265
Distributor revenue recognition adjustment	-	-	24,748	-
Non-GAAP net sales	$416,047	$329,156	$1,176,227	$1,044,265

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended December 31,		Nine Months Ended December 31,

	2012	2011	2012	2011
Gross profit, as reported	$200,428	$185,488	$599,420	$603,648
Distributor revenue recognition adjustment	-	-	15,868	-
Share-based compensation expense	1,834	1,369	5,758	4,376
Acquisition-related acquired inventory valuation and other costs	30,808	-	54,958	-
Non-GAAP gross profit	$233,070	$186,857	$676,004	$608,024
Non-GAAP gross profit percentage	56.0%	56.8%	57.5%	58.2%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended December 31,		Nine Months Ended December 31,

	2012	2011	2012	2011
Research and development expenses, as reported	$71,377	$44,256	$184,285	$134,937
Share-based compensation expense	(6,172)	(3,851)	(16,562)	(10,820)
Acquisition-related costs	-	-	(17)	-
Non-GAAP research and development expenses	$65,205	$40,405	$167,706	$124,117
Non-GAAP research and development expenses as a percentage of net sales	15.7%	12.3%	14.3%	11.9%

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended December 31,		Nine Months Ended December 31,

	2012	2011	2012	2011
Selling, general and administrative expenses, as reported	$69,368	$51,087	$196,727	$158,603
Share-based compensation expense	(6,114)	(4,742)	(22,339)	(13,274)
Acquisition-related costs	(1,035)	(241)	(6,054)	(863)
Non-GAAP selling, general and administrative expenses	$62,219	$46,104	$168,334	$144,466
Non-GAAP selling, general and administrative expenses as a percentage of net sales	15.0%	14.0%	14.3%	13.8%

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RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended December 31,		Nine Months Ended December 31,

	2012	2011	2012	2011
Operating income, as reported	$17,413	$88,127	$121,840	$302,607
Distributor revenue recognition adjustment	-	-	15,868	-
Share-based compensation expense	14,120	9,962	44,659	28,470
Acquisition-related acquired inventory valuation and other costs	31,843	241	61,029	863
Amortization of acquired intangible assets	39,711	2,678	71,615	8,161
Special charges (income)	2,559	(660)	24,953	(660)
Non-GAAP operating income	$105,646	$100,348	$339,964	$339,441
Non-GAAP operating income as a percentage of net sales	25.4%	30.5%	28.9%	32.5%

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended December 31,		Nine Months Ended December 31,

	2012	2011	2012	2011
Other expense, net, as reported	$(7,492)	$(4,464)	$(18,783)	$(14,774)
Convertible debt non-cash interest expense	2,089	1,909	6,106	5,580
Losses on equity securities	-	-	-	1,878
Non-GAAP other expense, net	$(5,403)	$(2,555)	$(12,677)	$(7,316)
Non-GAAP other expense, net, as a percentage of net sales	-1.3%	-0.8%	-1.1%	-0.7%

RECONCILIATION OF GAAP INCOME TAX (BENEFIT) PROVISION TO NON-GAAP
INCOME TAX PROVISION

	Three Months Ended December 31,		Nine Months Ended December 31,

	2012	2011	2012	2011
Income tax (benefit) provision, as reported	$(481)	$6,188	$34,976	$31,704
Income tax rate, as reported	-5.0%	7.4%	34.1%	11.0%
Distributor revenue recognition adjustment	-	-	3,404	-
Share-based compensation expense	2,755	1,261	7,496	3,655
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs	7,416	143	12,803	464
Special charges	1,367	-	12,843	-
Convertible debt non-cash interest expense	784	716	2,291	2,093
Non-recurring tax event	3,645	4,075	(26,071)	4,075
Losses on equity securities	-	-	-	704
Non-GAAP income tax provision	$15,486	$12,383	$47,742	$42,695
Non-GAAP income tax rate	15.5%	12.7%	14.6%	12.9%

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RECONCILIATION OF GAAP NET INCOME AND GAAP DILUTED NET INCOME PER SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER SHARE

	Three Months Ended December 31,		Nine Months Ended December 31,

	2012	2011	2012	2011
Net income, as reported	$10,173	$77,489	$67,699	$256,069
Distributor revenue recognition adjustment, net of tax effect	-	-	12,464	-
Share-based compensation expense, net of tax effect	11,365	8,701	37,163	24,815
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs, net of tax effect	64,138	2,776	119,841	8,560
Special charges (income), net of tax effect	1,192	(660)	12,110	(660)
Convertible debt non-cash interest expense, net of tax effect	1,305	1,193	3,815	3,487
Non-recurring tax events	(3,645)	(4,075)	26,071	(4,075)
Losses on equity securities, net of tax effect	-	-	-	1,174
Non-GAAP net income	$84,528	$85,424	$279,163	$289,370
Non-GAAP net income as a percentage of net sales	20.3%	26.0%	23.7%	27.7%

Diluted net income per share, as reported	$0.05	$0.38	$0.33	$1.26
Non-GAAP diluted net income per share	$0.41	$0.42	$1.37	$1.43
Diluted common shares outstanding, non-GAAP	204,123	202,749	204,231	202,090

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Microchip Technology Reports
Third Quarter Fiscal 2013
Financial Results

Microchip will host a conference call today, February 7, 2013 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until February 14, 2013.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time)
February 7, 2013 and will remain available until 8:00 p.m. (Eastern Time) on February 14, 2013. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 4879987.

Cautionary Statement:

The statements in this release relating to continued strength in our 16- and 32-bit microcontroller market, continuing to expand the breadth of our 16-bit solutions and customers that we are serving, continuing to gain share in the 16-bit market, continuing to win new 32-bit designs, expanding into new applications and enabling further revenue and market share growth in our 32-bit business, our analog business continuing to perform exceptionally well, bringing inventory levels down and expecting to make further progress in the March quarter, exceptionally strong bookings and expedite activity in our business, solid demand and robust design win pipeline, expecting total net sales in the March 2013 quarter to be up between one and four percent sequentially, our fourth quarter fiscal 2013 guidance (GAAP and Non-GAAP as applicable) including net sales, gross margin, operating expenses, other expense, income tax expense, net income, diluted common shares outstanding, earnings per diluted share, inventory days, capital expenditures for the March quarter and for fiscal 2013, inventory position enabling us to service our customers with very short lead times while allowing us to control future capital expenditures, expected growth of our new products and technologies, net cash generation and assumed average stock price in the March 2103 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: the continued economic uncertainty or any unexpected fluctuations or further weakness in the U.S. and global economies, changes in demand or market acceptance of our products and the products of our customers; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; foreign currency effects on our business; our ability to continue to realize the expected benefits of our SMSC acquisition; the

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Microchip Technology Reports
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Financial Results

impact of any other significant acquisitions that we may make; costs and outcome of any current or future tax audit or any litigation involving intellectual property, customers or other issues; our actual average stock price in the March 2013 quarter and the impact such price will have on our share count; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10‑Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip’s website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this February 7, 2013 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, GestIC, JukeBlox, SuperFlash, and PIC are registered trademarks of Microchip Technology Inc. in the USA and other countries. mTouch is a trademark of Microchip Technology Inc. in the U.S.A. and other countries. All other trademarks mentioned herein are the property of their respective companies.

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